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                                                    COLLECTIVE BANCORP, INC.
                                       COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK


                                                          Three Months Ended                          Nine Months Ended
                                                               March 31                                   March 31
PRIMARY                                                1997                1996                   1997                1996
-------
                                                  ------------------------------------       ------------------------------------
EARNINGS:

  Net income...................................      $15,997,440         $13,523,486            $35,475,680         $39,841,366
                                                  ====================================       ====================================

SHARES:
  Weighted average number of
    common shares outstanding..................       20,252,963          20,185,571             20,211,210          20,162,006


  Assuming  exercise of options reduced by the
    number of shares which could have
    been purchased with the proceeds from
    exercise of such options(1)................          257,386             272,182                262,518             284,511
                                                  ------------------------------------       ------------------------------------

  Weighted average number of common
    shares outstanding as adjusted.............       20,510,349          20,457,753             20,473,728          20,446,517
                                                  ====================================       ====================================

Primary earnings per share of
  common stock.................................            $0.78               $0.66                  $1.73               $1.95
                                                  ====================================       ====================================



ASSUMING FULL DILUTION
EARNINGS:
  Net income...................................      $15,997,440         $13,523,486            $35,475,680         $39,841,366
                                                  ====================================       ====================================

SHARES:
  Weighted average number of
    common shares outstanding..................       20,252,963          20,185,571             20,211,210          20,162,006


  Assuming  exercise of options reduced by the
    number of shares which could have
    been purchased with the proceeds from
    exercise of such options(2)................          261,607             272,209                289,504             286,797
                                                  ------------------------------------       ------------------------------------

  Weighted average number of common
    shares outstanding as adjusted.............       20,514,570          20,457,780             20,500,714          20,448,803
                                                  ====================================       ====================================

Fully diluted earnings per share of
  common stock.................................            $0.78               $0.66                  $1.73               $1.95
                                                  ====================================       ====================================


(1) Assumes the proceeds obtained from the exercise of options were used to purchase common shares at the average market price during the quarter.

(2)Assumes the proceeds obtained from the exercise of options were used to purchase common shares at the market price at the close of the quarter if such price was higher than the average price during the quarter.

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